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                                                                     EXHIBIT 5.1

                      [Letterhead of Potlatch Corporation]

                                December 11, 2001

Potlatch Corporation
601 West Riverside Avenue
Suite 1100
Spokane, WA 99201

Re:    Registration Statement on Form S-8

Ladies and Gentlemen:

With reference to the Registration Statement on Form S-8 to be filed by Potlatch Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, relating to 1,000,000 shares of the Company's common stock, par value $1.00 per share (the "Common Stock"), issuable pursuant to the Potlatch Corporation Salaried Employees' Savings Plan (the "Plan"), it is my opinion that such shares of the Common Stock of the Company, when issued and sold in accordance with the Plan, will be legally issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

                                                     Very truly yours,


                                                     /s/ Ralph M. Davisson

                                                     Vice President and
                                                     General Counsel